Section 2: EX-99.1 (EX-99.1)

Exhibit 99.1

StoneCastle Financial Corp. Reports Second Quarter 2018 Results

NEW YORK, August 9, 2018 – StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the second fiscal quarter ended June 30, 2018.

Second Quarter 2018 Investment Highlights:

•	Invested $5.26 million in one investment

•	Received $33,891 in pay downs from one investment

Investment Activity in the Second Quarter 2018 Included:

•	Invested $5.26 million in Preferred Shares of Community Funding 2018, LLC 9.34%

A complete listing of investments as of the end of the quarter can be found on the Company’s website at www.stonecastle-financial.com.

The estimated annualized yield generated by the invested portfolio as of June 30, 2018 (excluding cash and cash equivalents) was approximately 8.72%. Excluding the $20.2 million investment in iShares U.S. Preferred Stock ETF, the estimated annualized yield was 9.09%.

Second Quarter 2018 Financial Results

Net investment income was $2,610,258 or $0.40 per share, comprised of $4,380,477 in gross income and $1,770,219 of expenses. Realized capital gains were $33,891. Net Assets at quarter end were $144,100,538, up $2,809,098 from the prior quarter. The Company’s Net Asset Value was $22.01 per share, up $0.43 from the prior quarter.

In the second quarter, the Company paid a cash distribution of $0.38 per share. The distribution was paid on June 28, 2018 to shareholders of record at the close of business on June 21, 2018.

The Company had $45.5 million outstanding on its $62.0 million credit facility at the quarter end, which represents approximately 23.8% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

As of the close of business on June 30, 2018, the Company had total assets of $190,918,081 consisting of total investments of $186,961,326, cash of $245,842 and other assets of $3,710,913.  Other assets include interest and dividends receivable of $2,819,886 and prepaid assets of $891,027.

During the quarter, the Company had one pay down totaling $33,891.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on August 9, 2018 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on August 23, 2018. The replay can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13680803. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” StoneCastle Financial intends to make long-term, passive, non-control investments in community banks seeking capital for organic growth, acquisitions, share repurchases and other refinancing activities. Its investment objective is to provide current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle Asset Management LLC.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results. Learn more at www.stonecastle-financial.com.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com, and may discuss these or other factors that affect the Company.

CONTACT: Investor Contact:

Julie Muraco

347-887-0324

STONECASTLE FINANCIAL CORP.
Statement of Assets and Liabilities (unaudited)

	June 30, 2018	March 31, 2018
Assets
Investments in securities, at fair value (cost: $185,642,227 and $180,099,433 respectively)	$186,961,326	$178,801,423
Cash	245,842	1,051,837
Interest and dividends receivable	2,819,886	1,787,921
Prepaid assets	891,027	954,861
Total assets	190,918,081	182,596,042

Liabilities
Payable for securities purchased	-	20,064,987
Loan payable	45,500,000	20,000,000
Investment advisory fee payable (1)	832,978	701,873
Loan interest payable	159,951	123,337
Directors fee payable	12,492	12,631
Accrued expenses payable	312,122	401,774
Total liabilities	46,817,543	41,304,602
Net Assets	$144,100,538	$141,291,440

Net Assets consist of:
Common stock at par ($0.001 per share)	$6,548	$6,547
Paid-in-capital	144,984,096	144,948,534
Accumulated net investment loss	(734,105)	(856,640)
Accumulated net realized loss on investments	(1,475,100)	(1,508,991)
Net unrealized appreciation / (depreciation) on investments	1,319,099	(1,298,010)
Net Assets	$144,100,538	$141,291,440

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,548,242	6,546,638
Net asset value per common share	$22.01	$21.58
Market price per share	$22.89	$21.75
Market price premium to net asset value per share	4.00%	0.79%

(1)	Investment advisory fee payable shown net of waiver for March 31, 2018 of $86,726.

STONECASTLE FINANCIAL CORP.
Statement of Operations (unaudited)

	For The Three	For The Three
	Months Ended	Months Ended
	June 30, 2018	March 31, 2018
Investment Income
Interest	$3,074,584	$3,099,378
Dividends	1,050,289	553,888
Origination fee income	160,195	488,397
Other Income	95,409	91,881
Total Investment Income	4,380,477	4,233,544

Expenses
Investment advisory fees (1)	833,660	789,284
Interest expense	493,347	304,188
Professional fees	98,059	118,126
Transfer agent, custodian fees and administrator fees	57,701	65,256
Bank fees	54,154	53,886
Directors’ fees	51,230	50,668
ABA marketing and licensing fees	37,285	37,328
Investor relations fees	30,865	30,526
Delaware franchise tax	22,438	22,192
Insurance expense	17,951	17,753
Valuation fees	16,062	16,961
Printing	14,173	22,691
Due diligence expense	-	16,000
Miscellaneous fees	43,294	66,129
Total expenses before waiver	1,770,219	1,610,988
Less: Advisory fee waiver (2)	(0)	(86,726)
Net expenses after waiver	1,770,219	1,524,262
Net Investment Income	$2,610,258	$2,709,282

Realized and Unrealized Gain / (Loss) on Investments
Net realized gain / (loss) on investments	$33,891	$(1,432,027)
Net change in unrealized appreciation on investments	2,617,109	1,362,187
Net realized and unrealized gain / (loss) on investments	2,651,000	(69,840)
Net Increase in Net Assets Resulting From Operations	$5,261,258	$2,639,442

(1)	Investment advisory fee reflects gross contractual fee.
(2)	Investment advisory fee waiver reflects waiver of fees related to purchase of $20.1 million iShares U.S. Preferred Stock Index ETF on March 28th and March 29th 2018.

STONECASTLE FINANCIAL CORP.
Financial Highlights (unaudited)

For The Three
Months Ended
June 30, 2018
Per Share Operating Performance
Net Asset Value, beginning of period	$21.58
Net investment income(1)	0.40
Net realized and unrealized gain on investments(1)	0.41
Total from investment operations	0.81

Less distributions to shareholders
From net investment income	(0.38)
Total distributions	(0.38)

Net asset value, end of period	$22.01
Per share market value, end of period	$22.89

Total Investment Return(2)
Based on market value	7.04%
Based on net asset value	3.74%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$144.1

Ratios (as a percentage to average net assets):
Expenses before waivers(3)(4)*	4.98%
Expenses after waivers(5)*	4.98%
Net investment income(6)*	7.34%
Portfolio turnover rate**	0%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$45,500
Asset coverage per $1,000 for revolving credit agreement(7)	4,167

(1)	Based on the average shares outstanding during quarter.
(2)	Reflects reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses and are not annualized.
(3)	Excluding interest expense, the ratio would have been 3.59%.
(4)	Ratio of expenses before waivers to average managed assets equals 3.80%.
(5)	Ratio of expenses after waivers to average managed assets equals 3.80%.
(6)	Ratio of net investment income to average managed assets equals 5.61%.
(7)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.
*	Annualized
**	Not-annualized